UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 19, 2017

CAPSTONE SYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-207100	30-0867167
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25/F, First Trade Building, 985 Dong Fang Road,

Pudong Xinqu, Shanghai, China, 200000

(Address of principal executive offices)

(86) 021-61605313

(Registrant’s telephone number, including area code)

242 Dolenjska cesta, Ljubljana, Slovenia, 1000

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On October 19, 2017, as a result of a private transaction, the control block of voting stock of Capstone Systems, Inc. (the “Company”), represented by 4,000,000 shares of common stock (the “Shares”), has been transferred from Jure Perko to XU Jiyuan, WANG Man, JIANG Shen, DING Yong, ZHANG JianJun, LIU Jie, HU FengYang, LIU RuiMing, CHEN DuoHeng, FENG Ping, YU Zhuojun, ZHU XingWen, CHEN CunYe, ZHOU XiaoMin, SUN MeiXia, WANG ZhenLian, SHI YongXiu, YU HaiWen, ZHANG XiaoXue, WANG Xiu, BAI WanQing, MA LingPing, LI GuoPang, HU KaiYing (the “Purchasers), and a change of control of the Company occurred. The consideration paid for the Shares was $0.0902 per share. The source of the cash consideration for the Shares was personal funds of the Purchasers. In connection with the transaction, Jure Perko released the Company from all debts owed.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on October 19, 2017, the existing director and officer resigned immediately. Accordingly, Jure Perko, serving as the sole director and as the only officer, ceased to be the Company’s President and Principal Accounting Officer. At the effective date of the transfer, XU Jiyuan consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. XU Jiyuan, age 42, graduated from Changjiang Entrepreneurial University with a Bachelor Degree in Human Resources in 2013.

In 2000, Mr. XU worked at Zhejiang Ningbo Haojing Decoration Company, as a general manager. As a general manager, he handled the daily operations, supervision of the entire company and perform strategic planning of the business development. In 2014, he worked for Shanghai Corporate Resources Technology Holding Limited, as a independent consultant, who was responsible for the consulting service of the pre-sales business development and after sales project review in engineering field. In 2016, he joined Shanghai Yuanyi Information Technology Company Limited as a president, and he is responsible for the company daily operation and business development in investment consulting service and general consulting service.

After 20 years’ experience in sales and operation, Mr. XU was appointed as a Chief Executive Officer, President, Secretary, Treasurer and Chairman of Board of Directors in October 2017.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officer and directors.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capstone Systems, Inc.

Date: October 19, 2017	By:	/s/ XU Jiyuan
	Name:	XU Jiyuan
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resignation and appointment of officers and directors.

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